Exhibit 99.1

29903 Agoura Road, Agoura Hills, California 91301

Telephone: 818 871-5000 Fax: 818 871-7400

FOR IMMEDIATE RELEASE

Julie MacMedan
THQ/Investor & Media Relations
818/871-5125

THQ REPORTS FISCAL 2009 THIRD QUARTER RESULTS

•                  Company Announces Additional Business Realignment Actions

•                  Q3 GAAP Results Include $118.1 Million Non-Cash Goodwill Impairment Charge

AGOURA HILLS, Calif. – February 4, 2009 - THQ Inc. (NASDAQ: THQI) today announced financial results for the fiscal third quarter ended December 31, 2008.

For the three months ended December 31, 2008, THQ reported net sales of $357.3 million.  On a non-GAAP basis, the company reported fiscal 2009 third quarter net sales of $385.6 million.  A year ago, the company reported net sales of $509.6 million, for both GAAP and non-GAAP comparison purposes.

For the three months ended December 31, 2008, the company reported a net loss of $191.8 million, or $2.86 per share, which included a non-cash charge of $118.1 million related to goodwill impairment.  In the same period a year ago, the company reported net income of $15.5 million, or $0.23 per share.  On a non-GAAP basis, the company reported a fiscal 2009 third quarter net loss of $9.6 million, or $0.14 per share.  In the same period a year ago, the company reported non-GAAP net income of $16.4 million, or $0.24 per share, which included a gain of $0.02 per share from discontinued operations.  A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

“We delivered high quality games to market this holiday season but fell short of our revenue and profit targets in this challenging environment,” said Brian Farrell, THQ president and CEO.  “We are taking highly targeted actions with the objective of investing in games with the highest franchise potential and returning to profitability.  We have executed on our previously announced plan to reduce our cost structure by $120 million.  Given continued economic weakness, we plan to reduce costs by an additional $100 million.”

Strategic Plan

In November, the company announced a new strategic plan to focus on 1) developing a select number of high quality titles targeted at the core gamer, such as Saints Row 2 and the upcoming Red Faction: Guerrilla and Darksiders;  2) extending its leadership in the fighting category with such brands as WWE and Ultimate Fighting Championship; 3) reinvigorating the product portfolio and improving profitability in its kids’ business; 4) building strong casual game franchises like de Blob, Drawn to Life and Big Beach Sports; and 5) extending its brands into emerging online markets with games such as Company of Heroes Online and its Warhammer 40,000 MMO.  The company also announced plans to align its organization and cost structure to support this strategy.

The company noted the following product highlights in fiscal 2009:

•                  Saints Row 2 achieved a Metacritic rating of 82 and shipped more than 2.6 million units to date

•                  WWE SmackDown vs. Raw 2009 achieved a Metacritic rating of 80 and shipped more than 4 million units to date

•                  de Blob achieved a Metacritic rating of 81 and shipped approximately 700,000 units to date

•                  Big Beach Sports shipped more than 1.2 million units to date

“Established franchises like Saints Row and WWE SmackDown vs. Raw, as well as new franchises such as de Blob and Big Beach Sports for the Nintendo Wii, give us confidence in our strategy going forward,” said Farrell. “We have several compelling games set to launch in the coming months, including Warhammer: Dawn of War II, WWE Legends of WrestleMania, our first games based on the popular Ultimate Fighting Championship, and Red Faction: Guerrilla.”

Farrell added, “In this environment, we are focused on what we can control: delivering high quality products, investing in a targeted product pipeline, and aggressively managing costs.”

Business Realignment

During the fiscal third quarter, the company executed on its previously announced business realignment plan and reduced its fiscal 2010 forecasted annual spending by $120 million.  As a result, the company recorded approximately $40.4 million in non-GAAP business realignment expenses in the third fiscal quarter, which included approximately $30.8 million in non-cash impairment charges related to the cancellation of titles and long-lived assets associated with studio closures, and $9.6 million in other costs, including severance and other employee-related costs, and lease and other contract termination costs.

In response to the continuing uncertainty in the market, the company today announced additional cost reduction actions consistent with its strategy discussed above.  THQ will reduce costs in each functional area.  The company plans to reduce product development spending by an additional $70 million through studio dispositions and other project and headcount reductions.  THQ also intends to reduce sales, marketing and corporate expenses globally through headcount and other cost reductions, with targeted savings of an additional $30 million annually.

In the aggregate, the company expects to reduce planned fiscal 2010 spending by $220 million and headcount by approximately 600 people, or 24% of its workforce.

“Our focus for next fiscal year is to return to profitability and to generate cash.  Our fiscal 2010 plan will reflect the benefits of our focused product strategy and strong actions on costs,” said Farrell.

The company expects to incur significant charges as part of the additional cost reduction actions, which will be excluded from the company’s non-GAAP results.  Most of the charges will be recognized in the remainder of fiscal 2009.

Goodwill Impairment

During January 2009, consistent with SFAS No. 142, “Goodwill and Other Intangible Assets” and in connection with the preparation of THQ’s financial statements, THQ performed an interim goodwill impairment test as of December 31, 2008.  In the latter half of the third quarter of fiscal 2009, the company’s stock price experienced a significant decline, resulting in a market capitalization below the carrying value of its net assets.  As a result, the company impaired its entire goodwill balance of $118.1 million, as of December 31, 2008.

Fiscal Fourth Quarter Outlook

Due to economic uncertainty and limited visibility, the company is not providing revenue and EPS guidance for its fiscal 2009 fourth quarter.  The company continues to experience a cautious retail and consumer environment.  As a result, THQ expects fourth quarter results to be significantly below its previous expectations.

Key new releases during the quarter include Warhammer: Dawn of War II on PC, WWE Legends of WrestleMania on Xbox 360 and PS3, 50 Cent: Blood on the Sand on Xbox 360 and PS3, and Deadly Creatures on the Wii.

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the following:

•                  stock-based compensation expense,

•                  the impact of deferred revenue and related costs,

•                  business realignment expense,

•                  goodwill impairment charges

•                  other-than-temporary impairment on investments and mark-to-market on Auction Rate Securities,

•                  non-cash valuation allowance for deferred tax assets and

•                  the related income tax effects for each of these items.

THQ may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures its uses.

The company excludes these expenses from its non-GAAP financial measures primarily because its management does not believe they are reflective of the company’s core business, ongoing operating results or future outlook.  THQ’s management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well to its performance in prior periods.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company’s management uses certain of the non-GAAP financial measures for the following reasons:

Stock-Based Compensation THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside the control of management due to the variables used to estimate the fair value of a share-based payment, such as, THQ’s stock price, interest rates and the volatility of the company’s stock price.  Further, when considering the impact of equity award grants, THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall shareholder dilution, rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. Beginning in fiscal 2008, the company began recognizing the revenue and related costs from the sale of certain titles with significant online functionality over the estimated online service period.  Although the company defers the recognition of its net revenue and costs with respect to these titles, there is no adverse impact to its operating cash flow.  Internally, THQ’s management excludes the impact of deferred net revenue and costs related to packaged games when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  The company believes that excluding the impact of deferred net revenue and costs is important to facilitate comparisons to prior periods when the company did not delay the recognition of such amounts.

Business Realignment Expense.   Although THQ has incurred business realignment expenses in the past, each charge has been a discrete, extraordinary event based on a unique set of business objectives.  The company does not engage in business realignments on a regular basis or in the ordinary course of business.  As such, the company believes it is appropriate to exclude these expenses from its non-GAAP financial measures.

In the financial tables below, THQ has provided a reconciliation of the most comparable GAAP financial measure to each of the non-GAAP financial measures used in this press release.

Investor Conference Call

THQ will host a conference call to discuss fiscal third quarter results today at 2:00 p.m. Pacific/5:00 p.m. Eastern.  Please dial 877.356.8075 domestic or 706.902.0203 international, conference ID 82237979 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through February 6, 2009, by dialing 800.642.1687 or 706.645.9291, conference ID 82237979.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, Big Beach Sports, Company of Heroes Online, Darksiders, de Blob, Deadly Creatures, Drawn to Life, Red Faction: Guerrilla, Saints Row 2 and their respective logos are trademarks and/or registered trademarks of THQ Inc.

All other trademarks are trademarks or registered trademarks of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for the fiscal fourth quarter ending March 31, 2009, statements about the expected impact of the business realignment initiatives on our future operations and financial condition, including the estimates relating to expense and headcount reductions in fiscal year 2010, and charges that we will incur in connection with our realignment, and for the company’s product releases in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ, and our ability to successfully implement our cost reduction plans.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2008, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #

THQ Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net sales	$357,310	$509,609	$659,704	$843,443

Costs and expenses:
Cost of sales – product costs	133,768	175,568	269,814	306,732
Cost of sales – software amortization and royalties	131,587	126,270	198,099	177,179
Cost of sales – license amortization and royalties	35,840	50,420	68,771	86,250
Cost of sales – venture partner expense	13,393	19,207	15,747	21,241
Product development	27,235	41,311	84,015	94,504
Selling and marketing	69,551	65,499	141,726	135,495
General and administrative	22,639	15,528	59,213	52,269
Goodwill impairment	118,131	—	118,131	—
Restructuring	4,752	—	4,752	—
Total costs and expenses	556,896	493,803	960,268	873,670
Income (loss) from continuing operations before interest and other income, net, income taxes and minority interest	(199,586)	15,806	(300,564)	(30,227)
Interest and other income, net	1,946	3,412	2,002	13,337
Income (loss) from continuing operations before income taxes and minority interest	(197,640)	19,218	(298,562)	(16,890)
Income taxes	(5,780)	5,224	37,860	(14,571)
Income (loss) from continuing operations before minority interest	(191,860)	13,994	(336,422)	(2,319)
Minority Interest	106	—	142	—
Income (loss) from continuing operations	(191,754)	13,994	(336,280)	(2,319)
Gain on sale of discontinued operations, net of tax	—	1,513	2,042	1,513
Net income (loss)	$(191,754)	$15,507	$(334,238)	$(806)

Income (Loss) per share – basic:
Continuing operations	$(2.86)	$0.21	$(5.04)	$(0.03)
Discontinued operations	—	0.02	0.03	0.02
Income (loss) per share – basic	$(2.86)	$0.23	$(5.01)	$(0.01)

Income (loss) per share – diluted:
Continuing operations	$(2.86)	$0.21	$(5.04)	$(0.03)
Discontinued operations	—	0.02	0.03	0.02
Income (loss) per share – diluted	$(2.86)	$0.23	$(5.01)	$(0.01)

Shares used in per share calculation – basic	66,997	66,118	66,769	66,502
Shares used in per share calculation – diluted	66,997	67,815	66,769	66,502

THQ Inc. and Subsidiaries

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) (a)

(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
Net sales	$357,310	$509,609	$659,704	$843,443
Changes in deferred net revenue (b)	28,287	—	(1,409)	—
Non-GAAP net sales	$385,597	$509,609	$658,295	$843,443

	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007

Income (loss) from continuing operations	$(191,754)	$13,994	$(336,280)	$(2,319)

Non-GAAP adjustments:
Changes in deferred net revenue (b)	28,287	—	(1,409)	—
Change in deferred cost of sales (b)	(17,061)	—	2,969	—
Business realignment expenses (c)	40,375	—	44,571	—
Other than temporary impairment on investments	—	—	4,561	—
Mark-to-market on trading Auction Rate Securities (d)	276	—	276	—
Goodwill impairment	118,131	—	118,131	—
Stock-based compensation and related costs (e)	4,674	4,730	13,530	17,721
Deferred tax asset valuation allowance (f)	36,501	—	117,021	—
Income tax adjustments (f)	(29,018)	(3,804)	(30,841)	(8,844)

Total non-GAAP adjustments	182,165	926	268,809	8,877

Non-GAAP income (loss) from continuing operations	(9,589)	14,920	(67,471)	6,558
Gain on sale of discontinued operations, net of tax	—	1,513	2,042	1,513
Non-GAAP net income (loss)	$(9,589)	$16,433	$(65,429)	$8,071

Non-GAAP loss per share – diluted:
Non-GAAP continuing operations	$(0.14)	$0.22	$(1.01)	$0.10
Discontinued operations	—	0.02	0.03	0.02
Non-GAAP loss per share – diluted	$(0.14)	$0.24	$(0.98)	$0.12

Notes:

(a)	See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.
(b)	Prior to the fourth quarter of fiscal 2008, the Company did not defer net revenue or the related cost of sales. See table below for further detail related to income statement classifications.
(c)

Business realignment expenses for the three months ended December 31, 2008 consist of $29.8 million in non-cash software development impairment charges related to the cancellation of future titles; $5.9 million related to severance and other employee related costs; $3.7 million in lease and other contract termination costs; and $1.0 million of asset impairments related to closed facilities. Business realignment expenses for the nine months ended December 31, 2008 include an additional $4.2 million in employee related and facility related charges recorded in the first half of fiscal 2009. See table below for further detail related to income statement classifications.

(d)

Net mark-to-market impact related to an unrealized gain on a put option received for Auction Rate Securities (ARS) offset by the unrealized loss on the underlying ARS. This amount is recorded in “Other income (expense), net”.

(e)	See table below for further detail related to income statement classification of stock-based compensation costs.
(f)	Income tax associated with other non-GAAP adjustments.

The following table provides further detail on the income statement classification of certain non-GAAP adjustments that impact cost and expenses:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
Change in deferred cost of sales:
Change in deferred product costs	(9,305)	—	(2,037)	—
Change in deferred software amortization and royalties	(7,756)	—	5,006	—
Total change in deferred cost of sales	(17,061)	—	2,969	—

Stock-based compensation and related costs:
Cost of sales – software amortization and royalties	2,629	2,413	4,357	5,391
Product development	(181)	1,262	1,691	3,434
Selling and marketing	345	573	2,026	2,083
General and administrative	1,881	482	5,456	6,813
Total stock-based compensation and related costs	4,674	4,730	13,530	17,721

Business realignment expenses:
Cost of sales – software amortization and royalties	29,760	—	29,760	—
Product development	3,651	—	7,847	—
Selling and marketing	1,620	—	1,620	—
General and administrative	592		592
Restructuring	4,752	—	4,752	—
Total business realignment expenses	40,375	—	44,571	—

THQ Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(In thousands)

	December 31,	March 31,
	2008	2008

ASSETS
Cash, cash equivalents and short-term investments	$144,288	$317,504
Accounts receivable, net of allowances	145,507	112,843
Inventory	39,528	38,240
Licenses	49,873	47,182
Software development	154,623	155,821
Deferred income taxes	6,499	—
Prepaid expenses and other current assets	37,222	24,487
Total current assets	577,540	696,077
Property and equipment, net	39,530	50,465
Licenses, net of current portion	54,022	39,597
Software development, net of current portion	49,179	25,369
Income taxes receivable, net of current portion	8,337	16,116
Deferred income taxes	—	61,710
Goodwill	—	122,385
Long-term investments	5,892	52,599
Long-term investments, pledged	30,500	—
Other long-term assets, net	17,953	20,002
TOTAL ASSETS	$782,953	$1,084,320

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Accounts payable	$62,388	$61,700
Accrued and other current liabilities	254,977	202,102
Secured credit line	25,965	—
Income taxes payable	886	6,504
Deferred income taxes	—	29,266
Total current liabilities	344,216	299,572
Other long-term liabilities	32,282	44,179
Total liabilities	376,498	343,751
Minority Interest	3,358	—
Total stockholders’ equity	403,097	740,569
TOTAL LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY	$782,953	$1,084,320

THQ Inc. and Subsidiaries

Unaudited Supplemental Financial Information

	Three Months Ended December 31, 2008				Three Months Ended December 31, 2007
	GAAP		Non-GAAP(a)		GAAP		Non-GAAP(b)
Platform Revenue Mix
Consoles
Microsoft Xbox 360	$91,631	25.6%	$91,028	23.6%	$62,846	12.3%	$62,846	12.3%
Microsoft Xbox	—	—	—	—	349	0.1	349	0.1
Nintendo Wii	63,433	17.8	63,433	16.5	52,952	10.4	52,952	10.4
Nintendo GameCube	6	—	6	—	767	0.2	767	0.2
Sony PlayStation 3	47,964	13.4	76,785	19.9	59,949	11.8	59,949	11.8
Sony PlayStation 2	49,009	13.7	49,009	12.7	130,590	25.6	130,590	25.6
	252,043	70.5	280,261	72.7	307,453	60.4	307,453	60.4
Handheld
Nintendo Dual Screen	63,474	17.8	63,474	16.5	103,030	20.2	103,030	20.2
Nintendo Game Boy Advance	132	—	132	—	15,027	2.9	15,027	2.9
Sony PlayStation Portable	21,753	6.1	21,753	5.7	43,150	8.5	43,150	8.5
Wireless	5,942	1.7	5,942	1.5	5,286	1.0	5,286	1.0
	91,301	25.6	91,301	23.7	166,493	32.6	166,493	32.6

PC	13,966	3.9	14,035	3.6	35,663	7.0	35,663	7.0
Other	—	—	—	—	—	—	—	—
Total Net Sales	$357,310	100%	$385,597	100%	$509,609	100%	$509,609	100%

Geographic Revenue Mix
Domestic	$212,220	59.4%	$222,581	57.7%	$278,294	54.6%	$278,294	54.6%
Foreign	145,090	40.6	163,016	42.3	231,315	45.4	231,315	45.4
Total Net Sales	$357,310	100%	$385,597	100%	$509,609	100%	$509,609	100%

	Nine Months Ended December 31, 2008				Nine Months Ended December 31, 2007
	GAAP		Non-GAAP(a)		GAAP		Non-GAAP(b)
Platform Revenue Mix
Consoles
Microsoft Xbox 360	$131,738	20.0%	$108,565	16.5%	$117,611	13.9%	$117,611	13.9%
Microsoft Xbox	—	—	—	—	2,101	0.3	2,101	0.3
Nintendo Wii	117,241	17.8	117,241	17.8	68,190	8.1	68,190	8.1
Nintendo GameCube	121	—	121	—	6,741	0.8	6,741	0.8
Sony PlayStation 3	66,239	10.0	95,060	14.4	73,231	8.7	73,231	8.7
Sony PlayStation 2	82,697	12.5	82,697	12.6	218,845	25.9	218,845	25.9
	398,036	60.3	403,684	61.3	486,719	57.7	486,719	57.7
Handheld
Nintendo Dual Screen	139,349	21.1	139,349	21.2	172,213	20.4	172,213	20.4
Nintendo Game Boy Advance	3,262	0.5	3,262	0.5	32,358	3.8	32,358	3.8
Sony PlayStation Portable	43,366	6.6	43,366	6.6	67,918	8.1	67,918	8.1
Wireless	17,320	2.6	17,320	2.6	14,534	1.7	14,534	1.7
	203,297	30.8	203,297	30.9	287,023	34.0	287,023	34.0

PC	58,371	8.9	51,314	7.8	69,303	8.2	69,303	8.2
Other	—	—	—	—	398	0.1	398	0.1
Total Net Sales	$659,704	100%	$658,295	100%	$843,443	100%	$843,443	100%

Geographic Revenue Mix
Domestic	$363,572	55.1%	$358,960	54.5%	$422,190	50.1%	$422,190	50.1%
Foreign	296,132	44.9	299,335	45.5	421,253	49.9	421,253	49.9
Total Net Sales	$659,704	100%	$658,295	100%	$843,443	100%	$843,443	100%

Notes:

(a) See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b) Prior to the fourth quarter of fiscal 2008, the Company did not defer net revenue.